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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 30, 2000


                            PETER KIEWIT SONS', INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      000-23943                91-1842817
     ------------------              ---------------          -------------
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)


           Kiewit Plaza, Omaha, Nebraska                               68131
--------------------------------------------------------            -----------
      (Address of principal executive offices)                       Zip Code


       Registrant's telephone number, including area code: (402) 342-2052


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5. Other Events

     On September 30, 2000, Peter Kiewit Sons', Inc. ("Kiewit") completed the previously announced separation of its construction business and its materials business by distributing all of the shares of common stock of Kiewit Materials Company, a formerly wholly owned subsidiary of Kiewit ("Materials"), it then held to Kiewit stockholders in a spin-off that is intended to be tax-free for U.S. federal income tax purposes. The record date for the spin-off dividend was set as of the close of business on September 15, 2000.

     On September 18, 2000, Kiewit mailed to its stockholders as of the record date an information statement describing the spin-off and the Materials common stock to be distributed in the spin-off. On September 30, 2000, Kiewit distributed the 32,288,840 shares of Materials common stock it then held as a dividend on a pro rata basis to holders of Kiewit common stock in the spin-off. In the spin-off, Kiewit stockholders received one share of Materials common stock for each share of Kiewit common stock they held on the record date.

     Kiewit and Materials now operate as two separate, independent companies.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PETER KIEWIT SONS', INC.

                                        By: /s/ Tobin A. Schropp
                                            ------------------------------
                                        Name:  Tobin A. Schropp
                                        Title: Vice President, General Counsel
                                               and Secretary

Dated:  October 2, 2000


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